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TOTAL ENERGIES NOUVELLES ACTIVITÉS USA
24 Cours Michelet
92800 Puteaux
France

December 2, 2013

Amyris, Inc.
5885 Hollis Street, Suite 100
Emeryville, CA 94608
Attention: Mr. John Melo, President & CEO

Reference is made to that certain Master Framework Agreement, dated as of July 30, 2012, by and between Amyris, Inc., a Delaware corporation (“Amyris”), and Total Energies Nouvelles Activités USA (f/k/a Total Gas & Power USA, SAS), a société par actions simplifiée organized under the laws of the Republic of France (“Total”) (the “Framework Agreement”), and that certain Securities Purchase Agreement, dated as of July 30, 2012, by and among Amyris and Total (the “Total Purchase Agreement”). Capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Framework Agreement or the Total Purchase Agreement, as applicable.

Pursuant to the terms of the Framework Agreement and the Total Purchase Agreement, Amyris issued a 1.5% Senior Unsecured Convertible Note to Total in the principal amount of $38,300,000 on July 30, 2012 (the “Initial Tranche Note”) and issued 1.5% Senior Unsecured Convertible Notes to Total in the principal amounts of $15,000,000 on September 14, 2012, $10,000,000 on June 6, 2013 and $20,000,000 on July 26, 2013 (collectively, the “Additional Tranche Notes”), resulting in an aggregate principal amount of $83,300,000 of outstanding Securities. On December 24, 2012, Amyris converted $4,999,998.96 of the Initial Tranche Note into shares of Amyris Common Stock. Following such conversion, the Initial Tranche Note was cancelled and Amyris issued that certain 1.5% Senior Unsecured Convertible Note to Total in the principal amount of $33,300,001.04 on December 24, 2012 (the “First Reissued Note”). On October 16, 2013, Amyris cancelled the First Reissued Note to apply $9,252,184.41 of such First Reissued Note against the purchase price of a new Tranche I Note (as defined in that certain Securities Purchase Agreement, dated as of August 8, 2013, by and among Amyris and the Purchasers listed on Schedule I thereto) and issued that certain 1.5% Senior Unsecured Convertible Note to Total for the remaining principal amount of $24,047,816.63 (the “Second Reissued Note” and together with the Additional Tranche Notes, the “Notes”), resulting in an aggregate principal amount of $69,047,816.63 of outstanding Securities.

In connection with the execution on the date hereof of the shareholders agreement, license agreement and related documents entered into by and among Amyris, Total and Total Amyris BioSolutions B.V., a private company with limited liability organized under the laws of the Netherlands (besloten vennootschap met beperkte aansprakelijkheid) (the “JVCO”), relating to the establishment of the JVCO, Amyris has agreed to (i) exchange the outstanding Notes and immediately issue to Total replacement 1.5% Senior Secured Convertible Notes, in substantially the form attached hereto as Exhibit A, in principal amounts equal to the principal amount of each cancelled Note (the “Replacement Notes”) and (ii) to grant to Total a security interest in and lien on all of Amyris’ rights, title and interest in and to Amyris’ shares in the capital of the JVCO under the pledge agreement, executed as a notarial deed as of the date hereof, in substantially the form attached hereto as Exhibit B (the “Pledge”), to secure, among other obligations, Amyris’ obligations under the Total Purchase Agreement, the Replacement Notes and any notes issued in the Third Closing.

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Amyris hereby agrees on the date hereof to exchange with Total the outstanding Notes for the Replacement Notes. Each Replacement Note will be in substantially the same form as the exchanged Note, as set forth on Exhibit A hereto, except that such Replacement Note will be secured by the Pledge.

Following the date of the execution of this letter agreement, any Securities to be purchased and sold at the Third Closing by Total shall be 1.5% Senior Secured Convertible Notes, in substantially the form attached hereto as Exhibit A instead of the form of Security attached to the Total Purchase Agreement prior to the amendment of the Total Purchase Agreement by this letter agreement, and shall have a Conversion Price, as defined therein, of $7.0682.

As a condition to the entry into this letter agreement and the issuance of the Securities in the Third Closing, and in addition to the conditions specified in Section 6.2 of the Total Purchase Agreement with respect to the Third Closing, Amyris shall have executed and delivered the Pledge and shall have taken such actions to perfect such security interest in accordance with the Pledge.

Except to the extent described in this letter agreement and as specifically modified herein, all terms and conditions of the Framework Agreement, the Total Purchase Agreement and the Securities shall remain unmodified and in full force and effect. This letter agreement shall not be a waiver of any existing default or breach of a covenant. This letter agreement shall be deemed to form an integral part of each of the Securities. In the event of any inconsistency or conflict between the provisions of the Securities and this letter agreement, the provisions of this letter agreement will prevail and govern. All references to the “Note” in the Securities shall hereinafter refer to each such Security as amended by this letter agreement.

[Signature page follows]

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This letter agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one instrument, and shall become effective when signed by each party hereto and delivered to the other party.

Very truly yours,
TOTAL ENERGIES NOUVELLES ACTIVITÉS USA
By:    /s/
Name: OTERO DEL VAL
Title: Managing Director

Agreed to and accepted as of
the date first written above:
AMYRIS, INC.
By:    /s/
Name: John Melo
Title: C.E.O.

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Exhibit A
Form of 1.5% Senior Secured Convertible Note

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Exhibit B
Pledge Agreement